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                          FORM 8-K


              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                       CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 17, 2001




                  CROWN CENTRAL PETROLEUM CORPORATION
        (Exact name of registrant as specified in its charter)



     Maryland                    1-1059         52-0550682
(State or other jurisdiction  (Commission      (IRS Employer
of incorporation)             File Number)   Identification No.)


         One North Charles Street
         Baltimore, Maryland                   21201
(Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:(410)539-7400


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Item 5.   Other Events


     On January 17, 2001, the Company announced the end of a five-year labor dispute between the Company and the Paper, Allied-Industrial, Chemical, and Energy Workers (PACE) local bargaining unit, Local 4-227, at its Pasadena, Texas refinery.

     On that day, PACE informed the Company that the tentative agreement between the parties announced on January 3, 2001 was ratified by Local 4-227 members. As a result, PACE has agreed to cease all boycott activities, resolve all litigation with the Company, and end the "corporate campaign" against the Company that was initiated by its affiliate, the Oil, Chemical, and Atomic Workers Union (OCAW). In addition, the lockout of the bargaining unit employees at the Pasadena refinery, which began in February 1996, will come to an end.

     The Company will immediately send letters to the bargaining unit employees that have not resigned or retired since the lockout began, notifying them that the lockout has ended along with the procedures for returning to work. The Company expects to recall all eligible employees over the next several weeks.


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ITEM 7(C)         EXHIBITS
---------         --------


EXHIBIT NO.       DESCRIPTION
-----------       -----------

    99            Press Release.


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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            CROWN CENTRAL PETROLEUM CORPORATION
                            (Registrant)


                            By: /s/ John E. Wheeler, Jr.
                                ----------------------------
                            Name:  John E. Wheeler, Jr.
                            Title: Executive Vice President --
                                   Chief Financial Officer


Dated:   January 18, 2001

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                                EXHIBIT INDEX
                                -------------


EXHIBIT NO.       DESCRIPTION
-----------       -----------

    99            Press Release.